UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): November 29, 2007
GRAPHIC PACKAGING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)
(Zip Code)
(770) 644-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
     On November 29, 2007, Graphic Packaging International, Inc., a wholly-owned subsidiary of Graphic Packaging Corporation (the “Company”), entered into a Master Services Agreement with Perot Systems Corporation (“Perot”). Pursuant to the Master Services Agreement, the Company will outsource substantially all of its information technology-related activities to Perot for a period of five years beginning on January 1, 2008. The Master Services Agreement gives the Company the option to extend the term for two consecutive one-year option periods under the same terms and conditions. On January 1, 2008 and upon successful completion of Perot’s employment procedures, the Graphic Packaging International, Inc. employees who are currently performing information technology-related services subject to the Master Services Agreement will transition to employment with Perot.
     A copy of the Master Services Agreement is attached hereto as Exhibit 10.1.
Item 9.01.      Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Master Services Agreement dated November 29, 2007 by and between Graphic Packaging International, Inc. and Perot Systems Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION (Registrant)

Date: December 5, 2007	By:	/s/ Stephen A. Hellrung

Stephen A. Hellrung Senior Vice President, General Counsel and Secretary